Exhibit 99.1

NEWS RELEASE August 8, 2019

Contacts: Dan Schlanger, CFO
Ben Lowe,VP & Treasurer
FOR IMMEDIATE RELEASE	Crown Castle International Corp.
713-570-3050

CROWN CASTLE DECLARES
QUARTERLY COMMON STOCK DIVIDEND

August 8, 2019 - HOUSTON, TEXAS - Crown Castle International Corp. (NYSE: CCI) ("Crown Castle") announced today that its Board of Directors has declared a quarterly cash dividend of $1.125 per common share. The quarterly dividend will be payable on September 30, 2019 to common stockholders of record at the close of business on September 13, 2019. Future dividends are subject to the approval of the Company’s Board of Directors.

ABOUT CROWN CASTLE
Crown Castle owns, operates and leases more than 40,000 cell towers and approximately 75,000 route miles of fiber supporting small cells and fiber solutions across every major U.S. market. This nationwide portfolio of communications infrastructure connects cities and communities to essential data, technology and wireless service - bringing information, ideas and innovations to the people and businesses that need them. For more information on Crown Castle, please visit www.crowncastle.com.